EXHIBIT 99.01

    [FORM OF PROXY CARD TO BE SENT TO CAPITAL BANK CORPORATION SHAREHOLDERS]

                            CAPITAL BANK CORPORATION

[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                    Proxy for Special Meeting of Shareholders
         Solicited by the Board of Directors of Capital Bank Corporation

The undersigned hereby appoints _________, ________, and __________ and each of them as attorney and proxy of the undersigned, with the full power of substitution, to represent the undersigned and to vote all of the shares of stock in Capital Bank Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at its corporate offices located at 4901 Glenwood Avenue, Raleigh, North Carolina on January 17, 2002 at 2:00 p.m. local time and any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS LISTED BELOW.

1. To approve the merger agreement and related plan of merger, dated as of October 4, 2001, between Capital Bank Corporation and First Community Financial Corporation, and transactions contemplated thereby, by which Capital Bank Corporation will acquire First Community Financial Corporation through the merger of First Community Financial Corporation into Capital Bank Corporation, with Capital Bank Corporation being the surviving corporation of such merger.

               FOR                 AGAINST               ABSTAIN
               [ ]                   [ ]                   [ ]

2. To approve the issuance of up to 2,600,000 shares of Capital Bank Corporation common stock to the shareholders of First Community in connection with Capital Bank Corporation's acquisition of First Community in a merger transaction. The issuance of these shares is subject to downward adjustment as described in detail in the Joint Proxy Statement/Prospectus.

               FOR                 AGAINST               ABSTAIN
               [ ]                   [ ]                   [ ]


3. To transact any other matters that properly come before this Special Meeting of Shareholders, or any adjournments or postponements of this Special Meeting of Shareholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO INSTRUCTIONS TO VOTE ARE INDICATED HEREON, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ALL OTHER MATTERS.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

The undersigned herby revokes all proxies heretofore given with respect to the matters covered hereby.

      PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS HEREON.


                   DATE:                               , 200
                        -------------------------------     --

                   --------------------------------------------
                                    Signature

                   --------------------------------------------
                         Co-holder, (if any) sign above


Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, each joint owner must sign. When signing as trustee, guardian, corporate officer or partner, please give full title of the capacity in which you are acting, and where more than one executor, is named, a majority must sign. If a corporation, please sign full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

                       PLEASE MARK, SIGN, DATE AND RETURN

                 THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE